Exhibit 99.2

INDEX TO FINANCIAL STATEMENTS

ZHIDALI INDUSTRIAL CO., LTD
(a development stage company)

CONSOLIDATED FINANCIAL STATEMENTS
INDEX

PAGE
CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED BALANCE SHEETS AT SEPTEMBER 30, 2010 AND DECEMBER 31, 2009 (UNAUDITED)	F-2

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009 AND FOR THE PERIOD FROM JANUARY 28, 2008 (INCEPTION) TO SEPTEMBER 30, 2010 (UNAUDITED)
F-3

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY FOR THE PERIOD FROM JANUARY 28, 2008 (INCEPTION) TO SEPTEMBER 30, 2010 (UNAUDITED)	F-4

CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009 AND FOR THE PERIOD FROM JANUARY 28, 2008 (INCEPTION) TO SEPTEMBER 30, 2010 (UNAUDITED)	F-5

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)	F-6

Zhidali Industrial Co., Ltd
(a development stage company)
Consolidated Balance Sheets
(U.S. Dollars)

	September 30,	December 31,
	2010	2009

Assets
Current Assets
Cash and cash equivalents	$98,519	$6,082
Restricted cash	123,841	-
Due from related party	154,022	29,252
Inventories	61,227	-
Prepaid expenses	1,577,060	4,784
Other current assets	246,803	39,378
Total current assets	2,261,472	79,496
Property and equipment, net	1,866,070	1,744,050
Prepayments for fixed assets and construction-in-progress	2,859,830	1,630,483
Land use right, net	2,412,401	2,399,495
Total Assets	$9,399,773	$5,853,524

Liabilities and Shareholders' Equity
Current Liabilities
Accounts payable and accrued expenses	$1,705,570	$1,464,154
Notes payable-banks, current portion	571,729	424,150
Notes payable-other	1,925,920	-
Land use right obligation	2,461,634	2,411,553
Due to related party	-	323,362
Total current liabilities	6,664,853	4,623,219
Notes payable-banks	895,777	-
Total Liabilities	7,560,630	4,623,219

Commitments and contingencies	-	-

Shareholders' Equity
Common stock, $1 par value, 50,000 shares authorized; 50,000 shares issued and outstanding as of September 30, 2010 and December 31, 2009	50,000	50,000
Additional paid-in capital	2,798,607	1,357,897
Statutory reserves	-	-
Accumulated other comprehensive income	115,664	82,993
Deficit accumulated during the development stage	(1,125,128)	(260,585)
Total Shareholders' Equity	1,839,143	1,230,305
Total Liabilities and Shareholders' Equity	$9,399,773	$5,853,524

See accompanying notes to the consolidated financial statements.

Zhidali Industrial Co., Ltd.
(a development stage company)
Consolidated Statements of Operations and Other Comprehensive Income
For the Nine Months Ended September 30, 2010 and 2009 and for the Period from January 28, 2008 (Inception) to September 30, 2010
(Unaudited)
(U.S. Dollars)
	For the Nine Months Ended		From Inception to
	September 30,		September 30,
	2010	2009	2010
	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$-	$-	$-
Operating expenses:
General and administrative	641,010	112,885	864,404
Depreciation and amortization	107,312	-	119,363
Total operating expenses	748,322	112,885	983,767

Other income (expense):
Other income	56	338	412
Interest expense	(116,277)	(10,193)	(141,773)
	(116,221)	(9,855)	(141,361)

Loss from operations before income taxes	(864,543)	(122,740)	(1,125,128)
Provision for income taxes	-	-	-

Net loss	$(864,543)	$(122,740)	$(1,125,128)

Other comprehensive income:
Foreign currency translation adjustment	32,671	3,413	115,664
Comprehensive loss	$(831,872)	$(119,327)	$(1,009,464)

Net loss per common share - basic and diluted	$(17.29)	$(2.45)

Weighted average shares outstanding, basic and diluted	50,000	50,000

See accompanying notes to the consolidated financial statements.

Zhidali Industrial Co., Ltd.
(a development stage company)
Consolidated Statement of Changes in Shareholders' Equity
For the Period from January 28, 2008 (Inception) to September 30, 2010
(Unaudited)
(U.S. Dollars)

				Accumulated	Deficit Accumulated
			Additional	Other	During the	Total
	Common Stock		Paid-in	Comprehensive	Development	Shareholders'
	Shares	Amount	Capital	Income	Stage	Equity
Balances, January 28, 2008 (Inception)	-	$-	$-	$-	$-	$-
Share issuance and capital contribution in January 2008	50,000	50,000	1,357,897	-	-	1,407,897
Foreign currency translation adjustment	-	-	-	79,523	-	79,523
Net loss	-	-	-	-	(45,571)	(45,571)
Balances, December 31, 2008	50,000	50,000	1,357,897	79,523	(45,571)	1,441,849
Foreign currency translation adjustment	-	-	-	3,470	-	3,470
Net loss	-	-	-	-	(215,014)	(215,014)
Balances, December 31, 2009	50,000	50,000	1,357,897	82,993	(260,585)	1,230,305
Capital contribution in June, 2010	-	-	1,440,710	-	-	1,440,710
Foreign currency translation adjustment	-	-	-	32,671	-	32,671
Net loss	-	-	-	-	(864,543)	(864,543)
Balances, September 30, 2010 (Unaudited)	50,000	$50,000	$2,798,607	$115,664	$(1,125,128)	$1,839,143

See accompanying notes to the consolidated financial statements.

Zhidali Industrial Co., Ltd.
(a development stage company)
Consolidated Statements of Cash Flows
For the Nine Months Ended September 30, 2010 and 2009 and for the Period from January 28, 2008 (Inception) to September 30, 2010
(Unaudited)
(U.S. Dollars)

	For the Nine Months Ended		From Inception to
	September30,		September 30,
	2010	2009	2010
	(Unaudited)	(Unaudited)	(Unaudited)
Cash Flows From Operating Activities
Net loss	$(864,543)	$(122,740)	$(1,125,128)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	107,312	-	119,363
Changes in operating assets and liabilities:
Due from related party	(70,079)	-	(99,331)
Inventories	(61,228)	-	(61,228)
Prepaid expenses	(1,572,373)	(5,453)	(1,577,157)
Other current assets	(208,226)	(20,447)	(247,568)
Accounts payable and accrued expenses	268,534	26,833	304,716
Net cash used in operating activities	(2,400,603)	(121,807)	(2,686,333)

Cash Flows From Investing Activities
Increase in restricted cash	(123,841)	-	(123,841)
Capital expenditures	(1,194,734)	(385,940)	(3,135,452)
Cash paid to obtain land use rights	-	(2,410,213)	(2,410,213)
Net cash used in investing activities	(1,318,575)	(2,796,153)	(5,669,506)

Cash Flows From Financing Activities
Share issuance and capital contribution	1,440,710	-	2,848,607
Issuance of notes payable	2,780,835	700,890	3,481,725
Repayment of notes payable	(427,162)	(277,006)	(704,168)
Advance from Teng Zhou government	432,959	2,410,213	2,843,172
Cash (paid to) received from related party, net	(372,069)	98,515	(48,725)
Net cash provided by financing activities	3,855,273	2,932,612	8,420,611

Effect of exchange rate changes on cash	(43,658)	(1,076)	33,747
Net increase in cash and cash equivalents	92,437	13,576	98,519
Cash and cash equivalents, beginning of period	6,082	287	-
Cash and cash equivalents, end of period	$98,519	$13,863	$98,519

Supplemental disclosure information:
Income taxes paid	$-	$-	$-
Interest paid	$97,301	$12,698	$135,951

Noncash investing and financing disclosures:
Notes payable issued for capital expenditures	$123,841	$-	$121,313

See accompanying notes to the consolidated financial statements.

Zhidali Industrial Co., Ltd.
(a development stage company)
Notes to Consolidated Financial Statements
(Unaudited)
(U.S Dollars unless otherwise noted)

NOTE 1.	DESCRIPTION OF BUSINESS AND ORGANIZATION

Zhidali Industrial Co., Ltd. (“Zhidali” or “the Company”), a BVI company, was registered in the British Virgin Islands on June 23, 2010 with Company Number 1590783. The Company has 50,000 registered shares with a par value of $1 per common share.

On July 6, 2010, the Company registered a wholly-owned subsidiary, Zhidali Technology Limited, in Hong Kong with 10,000 shares of HKD $1 par value common stock.

On November 18, 2010, Zhidali Technology Limited registered a wholly owned-subsidiary, Teng Zhou City Yang Shi Keung Electronics Co., Ltd. in Teng Zhou, China. The registered capital is $ 370,000.

Variable Interest Entity Agreements with Shandong Zhidali Industrial Co, Ltd.

On February 11, 2011, the Company entered into a series of contractual agreements with Shandong Zhidali Industrial Co., Ltd. (Shandong Zhidali). Under these agreements, the Company has a pecuniary interest of Shandong Zhidali and becomes the primary beneficiary of Shandong Zhidali and will conduct its operations in China through its contractual agreements with Shandong Zhidali. The Company is required to consolidate Shandong Zhidali’s financial statements under the guidance of ASC 810.

Shandong Zhidali is a telecommunications company engaged in the broadcast service business as well as the production and sale of innovative digital and high-definition television set-top boxes with a manufacturing facility within an area of about 6.5 million square meters in the city of Teng Zhou, Shandong Province of the People’s Republic of China. The registered and approved business scope of Shandong Zhidali Industrial Company, Ltd includes (subject to applicable laws and regulations requiring separate permits) importation, exportation, research, development, design, manufacture, sale, marketing, and services of the following products - computer hardware and software, electronic products, security devices, communication equipment, radio and television equipment, home based audio and video equipment, toys, machinery parts, mining machinery and accessories, plastic hardware molds, plastic metal products, energy-saving electrical products, household electrical appliances, wire, cable and related electrical equipment; chemical products, and building materials. Total capital invested in Shandong Zhidali was $1,407,897 at inception. In June 2010, additional capital of $1,440,710 was invested to fulfill the statutory investment requirements of $2,848,607.

The transaction between Zhidali and Shandong Zhidali constituted a reorganization. As all of the above mentioned companies are under common control, this series of transactions has been accounted for as a reorganization of entities and the financial statements have been prepared as if the reorganization had occurred retroactively.   The financial statements have been prepared as if the existing corporate structure had been in existence throughout all periods and the reorganization had occurred as of the beginning of the earliest period presented in the accompanying financial statements.

Merger with Kurrant Food Enterprises, Inc.

On February 11, 2011 (the “Closing Date”), the Company entered into a Share Exchange Agreement (the “Exchange Agreement”) by and among (i) Zhidali, (ii) Zhidali’s shareholder (Zhidali International Group Inc) (“Zhidali International”), and (iii) Kurrant Food Enterprises, Inc. (“Kurrant”).

In connection with the closing of the Exchange Agreement, Mr. Yang, Zhi-Qiang, Kurrant’s majority shareholder, agreed to cancel his 10,175,000 shares of the common stock that he owned in Kurrant. Additionally, Christopher Bell, Kurrant’s sole officer and director resigned from its board of directors (the “Board”) and all officer positions that he held in Kurrant. Accordingly, Kurrant appointed Mr. Yang, Zhi-Qiang as the Chairman of the Board and Chief Executive Officer.

Kurrant’s directors approved the Exchange Agreement and the transactions contemplated thereby. Simultaneously, the directors of Zhidali International also approved the Exchange Agreement and the transactions contemplated thereby.

Prior to the Exchange Agreement, Kurrant developed, owned, and operated a catering business in Colorado through its subsidiary corporation, Kurrant Cuisine Enterprises, Inc.  Kurrant was formed as a corporation pursuant to the laws of the State of Colorado on May 3, 2005.

As a result of the Exchange Agreement, Kurrant acquired 100% of the processing and production operations of Zhidali and its subsidiaries, the business and operations of which now constitutes its primary business and operations.   Specifically, as a result of the Exchange Agreement on February 11, 2011:


Kurrant acquired and now owns 100% of the issued and outstanding shares of capital stock of Zhidali, the British Virgin Islands holding company which controls Shandong Zhidali and its telecommunications business;

	Kurrant issued 47,358,127 shares of common stock to the Zhidali International shareholders; and
	Zhidali International were issued common stock of Kurrant constituting approximately 95% of the fully diluted outstanding shares.

As a result of Kurrant’s reverse acquisition of Zhidali, Kurrant has assumed the business and operations of Zhidali with its principal activities engaged in the broadcast service business as well as the production and sale of innovative digital and high-definition television set-top boxes in the city of Teng Zhou, Shandong Province of the People’s Republic of China.

Kurrant’s corporate structure after the reorganization is set forth below:

Development Stage Company- Zhidali is considered to be in the development stage and has had no commercial revenues to date. The Company is still devoting substantially all of its efforts on organizational activities and construction of its manufacturing facility.

NOTE 2.	SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES

a.	Basis of preparation

The accompanying unaudited interim consolidated financial statements of the Company as of September 30, 2010 and 2009 and for the nine months ended September 30, 2010 and 2009 have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission and should be read in conjunction with the audited consolidated financial statements and notes thereto contained herein for the years ended December 31, 2009 and 2008. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year.

b.	Use of estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Because of the use of estimates inherent in the financial reporting process, actual results could differ from those estimates.

c.	Revenue recognition

As a development stage company, the Company has not generated revenue as of September, 30, 2010.

d.	Earnings (loss) per common share

During the period from January 28, 2008 to September 30, 2010, there were no treasury stock purchases or common stock equivalents outstanding.

e.	Foreign currency translation

The exchange rates used for foreign currency translation were as follows (USD$1 = HKD):

Period Covered	Balance Sheet Date Exchange Rates	Year to Date Average Exchange Rates

Nine months ended September 30, 2009	7.75040	7.75236
Nine months ended September 30, 2010	7.75820	7.77172

The exchange rates used for foreign currency translation were as follows (USD$1 = RMB):
Period Covered	Balance Sheet Date Exchange Rates	Year to Date Average Exchange Rates

Nine months ended September 30, 2009	6.83760	6.84251
Nine months ended September 30, 2010	6.69810	6.81640

f.	Recently adopted accounting pronouncements

There are no recently issued accounting standards expected to have a material effect on the financial position, results of operations or cash flows of the Company.

NOTE 3.	GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company currently has working capital deficit, no sources of recurring revenue and has generated cumulative net losses of $1,125,128 and negative cash flows from operations of $2,686,333 during the period from January 28, 2008 (inception) through September 30, 2010.

In the course of its development activities, the Company has sustained and continues to sustain losses. The Company does not anticipate positive cash flow from operations before 2011 and cannot predict if and when the Company may generate profits. The Company expects to finance its operations primarily through future financings and operating cash flows expected from the start of its operations in December 2010. On December 16, 2010, the Company entered into a promissory note in the amount of $1,194,369 (RMB 8 million) secured by the Company’s primary building. The Company plans to utilize the proceeds from the loan as working capital until it generates positive cash from its operations.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required until such time as it can generate sources of recurring revenues and to ultimately attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4.	INVENTORIES

Inventories include raw material such as hardware, plastics, electronics, and integrated electronic chips purchased from third party suppliers. Inventories consisted of the following as of September 30, 2010, and December 31, 2009:

	September 30, 2010	December 31, 2009
Raw materials	$61,227	$-
Work in process	-	-
Finished goods	-	-
Total	$61,227	$-

No valuation allowance was deemed necessary at September 30, 2010 or December 31, 2009.

NOTE 5.	PREPAID EXPENSES

Prepaid expenses consist of the following:

	September 30, 2010	December 31, 2009
Advance to Administration of Radio, Film and Television of Teng Zhou City	$1,045,072	$-
Other prepaid expenses	531,988	4,784
Total	$1,577,060	$4,784

In January 2010, the Company made an advance of $1,045,072 (RMB 7 million) to Administration of Radio, Film and Television of Teng Zhou City intended to be a prepayment for advertisement. However, no agreement had been entered into and the funds were refunded to the Company on December 14, 2010.

NOTE 6.	PROPERTY AND EQUIPMENT

Property and equipment consists of buildings, machinery and equipment, vehicles, electronic devices used for production and office equipment.

Property and equipment consists of the following:

	September 30, 2010	December 31, 2009
Building	$1,723,128	$1,688,071
Machinery and equipment	150,200	46,365
Office and other equipment	48,642	6,845
Vehicles	1,300	714
Computers	15,083	2,055
	1,938,353	1,744,050
Accumulated depreciation	(72,283)	-
Property and equipment, net	$1,866,070	$1,744,050

Depreciation expense for the nine months ended September 30, 2010 and 2009 was $71,028 and $0, respectively.  No depreciation expense was recognized on the plant facility prior to the plant being placed in service in January 2010.

The Company capitalized interest related to construction-in-progress of $14,244 and $2,505 for the nine months ended September 30, 2010, and 2009, respectively.

NOTE 7.	INTANGIBLE ASSETS – LAND USE RIGHT

On September 28, 2009, the Company obtained a land use right for a term expiring in 2059 at a price of $2,410,213 (RMB 16,488,268), including applicable taxes, payable to the National Resources Bureau (“Bureau”). During August and September 2009, the Bureau returned the funds of $2,410,213 to the Company for use in the development of the Company’s business. Although the Bureau has not forgiven the liability, the Company believes there will be no repayment required by the city government. The Company has recorded a liability under land use right obligation for $2,461,634 at September 30, 2010. The Company may be subject to a government charge for using the funds, but the amount of this charge is currently not estimable.

The land use right consists of the following as of September 30, 2010 and December 31, 2009:

	September 30, 2010	December 31, 2009
Land Use Right	$2,461,634	$2,411,553
Less: Accumulated amortization	(49,233)	(12,058)
Total	$2,412,401	$2,399,495

Total amortization expense of the  land use right for the nine months ended September 30, 2010 and 2009 amounted to $36,284 and $0, respectively.

Land use rights are pledged as collateral for the long-term financing (see Note 9).

NOTE 8.	RELATED PARTY TRANSACTIONS

At December 31, 2009, the Company had a balance due to Mr. Zhi Qiang Yang, the majority shareholder and CEO, of $323,362 for advances made to fund operations. This payable is due on demand, is non-interest bearing and has no maturity date.

At September 30, 2010, the Company had a balance due from Mr. Zhi Qiang Yang of $56,434 for a receivable from a prior employee that Mr. Yang collected on behalf of the Company.

At September 30, 2010 and December 31, 2009, Zhidali had a balance due from Mr. Hwa Yang, brother of the CEO, of $86,233 and $29,252 for Mr. Hwa Yang to purchase materials and tools on behalf of Zhidali.

NOTE 9.	NOTES PAYABLE-BANKS

	September 30, 2010	December 31, 2009
Zhouchuang Commercial Bank	$-	$424,150
China Construction Bank	1,467,506	-
	1,467,506	424,150
Less current maturities	(571,729)	(424,150)
Total	$895,777	$-

Since inception, the Company has entered into short-term loan agreements with local banks and the PRC government.

On July 20, 2009, the Company entered a working capital loan agreement with Zhouchuang Commercial Bank to borrow $424,150 (RMB 2.9 million) with a maturity date of July 19, 2010 and an annual interest rate of 11.15%. Interest was payable monthly and principal was due in full at maturity. The loan was guaranteed by ZhiNan Investment Guarantee Co. The Company and ZhiNan Investment Guarantee Co. Ltd. entered into the guarantee agreement on July 13, 2009 for ZhiNan to guarantee Zhidali's bank loan for two years. In accordance with the guarantee agreement, should the Company default on its bank loan, ZhiNan would assume all of Zhidali’s liability and all of the creditor’s rights from the bank to enforce the return of the loan. ZhiNan was entitled through all of the creditor’s legal rights with the local court to liquidate any current and fixed assets owned by the Company. The loan was fully repaid on July 20, 2010.

On December 31, 2009, the Company entered into a loan agreement for $1,317,948 (RMB 9 million) with China Construction Bank. The Company received the proceeds of $1,317,948 (RMB 9 million) on January 11, 2010.  The working capital loan has a three year term maturing on January 11, 2013. Interest on the loan is calculated at 110% of the base borrowing rate of the People’s Bank of China, based on a 360 day year. Interest is payable monthly. Principal will be repaid in installments equal to $74,648 (RMB 500,000) every quarter starting in June 2010. The working capital loan is secured by the land use right.

On May 12, 2010, the company issued a note for $123,841 (RMB 829,500) to a vendor for the purchase of equipment. The note was fully secured by the Company’s cash deposit held at a bank, recorded as restricted cash.

NOTE 10.	NOTES PAYABLE-OTHER

	September 30, 2010	December 31, 2009
Teng Zhou Ju Long Investment Co.	$1,492,961	$-
Teng Zhou government	432,959	-
Total	$1,925,920	$-

On March 24, 2010, the Company entered into an agreement with Teng Zhou Development Area Management Committee, who represents the Teng Zhou City Government (the local government), to loan $1,492,961 (RMB 10 million) to the Company via Teng Zhou Ju Long Investment Co. at an interest rate of 5.31%, equal to the borrowing rate of the People’s Bank of China at December 31, 2009. The loan is the policy of the local government to promote investment in the consumer electronics industry in the city. The loan matured on December 31, 2010, and, upon maturity, the principal and interest were due. According to the agreement:

(1)	Should the Company fail to repay the loan in full when it is due, the local government has the right to sell any of Zhidali's assets to recover all principal and interest
(2)	Should the Company breach the contract, the local government is entitled to
a) interest calculated based on the borrowing rate of the Bank of the PRC for the loan period;
b) any loss the government may occur plus a 5% penalty of the total loan; and
c) any legal costs and attorney fees it may occur.

At maturity, the Company owed approximately $1,484,225 (RMB 10.36 million) for principal and interest.  No repayment has been made on the loan. On January 24, 2011, the Company obtained a waiver of the default provisions under the loan and an extension on the maturity of the loan to at least April 15, 2011.

On July 20, 2010, the Company received an advance from the local government of $432,959 (RMB 2.9 million). The advance was loaned to the Company to repay the RMB 2.9 million loan from Zhouchuang Commercial Bank which matured on July 20, 2010. The Company entered into an oral agreement with the local government for an interest rate equal to the borrowing rate of the People’s Bank of China at the borrowing date. The advance is intended to be short term and is payable on demand.

NOTE 11.	ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following:

	September 30, 2010	December 31, 2009
Capital expenditures	$1,522,148	$1,420,517
Land use tax	73,745	41,283
Interest payable	33,692	-
Legal expenses payable	37,324	-
Other liabilities	38,661	2,354
Total	$1,705,570	$1,464,154

NOTE 12.	COMMITMENTS AND CONTINGENCIES

On May 15, 2010, the Company entered a service agreement with Small Cap Consulting (“SCC”) to provide marketing, promotions, public and investor relations services to assist the Company to go public on the Over-the-Counter Bulletin Board (“OTCBB”). These services include, but are not limited to, identifying and delivering an existing public company for merger, acting as the Company’s exclusive financial advisor, providing investor and public relations services, and finding funding. Total cost is $225,000 payable upon the milestones set in the agreement. As of February 11, 2011, the Company has paid $30,000 related to this agreement and is obligated for an additional $150,000 for fees related to the completion of the merger. Another $45,000 for advisory service is due upon the completion of the first funding.

In addition, a Placement Success Fee is payable upon the successful completion of a funding, which is equal to 6% of the gross proceeds of the placement for the first funding project.

Film and Television of Teng Zhou City

In January 2010, Shandong Zhidali entered into an agreement with the Administration of Radio Film and Television of Teng Zhou City (“ARFT”) whereby Shandong Zhidali was awarded the exclusive right to operate and broadcast its television content via its set-top boxes. The agreement seeks to develop the wireless television broadcasting within Teng Zhou City, and seeks to develop between 48-100 channels of programming that will be transmitted to Shandong Zhidali set-top boxes within the area. As such, Shandong Zhidali is the exclusive provider to the 21 towns and villages of Teng Zhou city.

Pursuant to the agreement, ARFT is obligated to issue all required frequency licenses, permits and will also provide favorable tax treatment and policies throughout the term of the agreement. ARFT will also provide the necessary infrastructure and technical support regarding the necessary TV programming and broadcast.

Pursuant to the agreement, Shandong Zhidali will invest in the necessary infrastructure for the digital programming platform and digital signal launching system in connection with the project, with an investment of approximately $700,000 (RMB 5.8 million) over the term of the contract, which includes coding software and technology service fees. Shandong Zhidali will also be responsible for installing the TV set-top boxes and instruct customers on how to use the devices. Shandong Zhidali will also assure the stability of the software and system. Finally, Shandong Zhidali is also contractually obligated to resolve any technical related problems and will be liable for losses related to a pause or failure of the signal caused by any failures in their devices.

The terms of the ARFT agreement provide that the agreement will be in effect for a period of 20 years. As such, the contract took effect in March 2010 and expires in March 2030. Additionally, the agreement provides that Shandong Zhidali will be the exclusive provider for television broadcasting services for a total of 21 towns and villages in Teng Zhou City.

The agreement provides that the broadcasting services for the first year of the agreement will be free of charge to customers, in order to build a customer base. The ARFT agreement also provides for profit sharing between ARFT and Shandong Zhidali. In that regard, the profit sharing formula is staggered and provides an increased share for ARFT as time progresses. In the first 5 years of the agreement, ARFT will receive 30% of the profits with Shandong Zhidali receiving 70% of the profits. In years 5 through 15, ARFT will receive 40% of the profits with Shandong Zhidali receiving 60% of the profits. Finally, in years 16-20, ARFT and Shandong Zhidali will receive 50% of the profits respectively.

The ARFT agreement provides that, if any party breaches the agreement, then the breaching party will compensate the other at least $700,000 (RMB 5 million).  Finally, the ARFT agreement provides that both ARFT and Shandong Zhidali will co-incorporate the Teng Zhou City Zhidali Broadcast Network Co., Ltd. (ARFT 30% shares and the Company 70% shares).  The agreement also provides that any changes within ARFT will not impact the execution of the contract.

NOTE 13.	SUBSEQUENT EVENTS

Variable Interest Entity Agreements

On February 11, 2011, Zhidali, through Yangshi Keguang Electronics, entered into a series of contractual agreements with Shandong Zhidali Industrial Co. Ltd. (“Shandong Zhidali”), of which Mr. Yang, Zhi-Qiang holds a 99% equity interest in Shandong Zhidali and Ms. Meng, Zian-Hua holds a 1% equity interest in Shandong Zhidali.

The contractual arrangements are comprised of a series of agreements, including an Exclusive Technical Consulting Service Agreement and an Operating Agreement, through which Yangshi Keguang Electronics has the right to provide exclusive complete business support and technical and consulting service to Shandong Zhidali. Additionally, Shandong Zhidali’s shareholders, Mr. Yang, Zhi-Qiang and Ms. Meng, Xian-hua, have pledged their rights, titles and equity interest in Shandong Zhidali as security for Yangshi Keguang Electronics to collect consulting and services fees provided to Shandong Zhidali through an Exclusive Equity Interest Purchase Agreement. In order to further reinforce Yangshi Keguang Electronics’ rights to control and operate Shandong Zhidali, the shareholders of Shandong Zhidali have granted Yangshi Keguang Electronics the exclusive right and option to acquire all of their equity interests in Shandong Zhidali through an Equity Interest Pledge Agreement.

In accordance with these agreements, Shandong Zhidali shall pay consulting fees equal to 80% of its annual net income to our wholly-owned subsidiary, Yangshi Keguang Electronics. Yangshi Keguang Electronics is also entitled to collect 20% of Shandong Zhidali's annual net profit under the Equity Interest Pledge Agreement.

Yangshi Keguang Electronics is obligated to absorb a majority of the risk of loss from Shandong Zhidali’s activities and is entitled to receive a majority of its residual returns. Yangshi Keguang Electronics has gained effective control over Shandong Zhidali. Through these contractual arrangements, Yangshi Keguang Electronics now holds the variable interests of Shandong Zhidali, and Yangshi Keguang Electronics becomes the primary beneficiary of Shandong Zhidali. Based on these contractual arrangements, Shandong Zhidali is considered as a Variable Interest Entity (“VIE”) under ASC 810, "Consolidation of Variable Interest Entities, an Interpretation of ARB No.51", because the equity investor in Shandong Zhidali no longer has the characteristics of a controlling financial interest. Accordingly, Shandong Zhidali should be consolidated under ASC 810.

The accounts of Shandong Zhidali are consolidated in the accompanying financial statements. As a VIE, Shandong Zhidali sales are included in the Company’s total sales, its income from operations is consolidated with Zhidali, and the Company’s net income includes all of Shandong Zhidali’s net income, and its assets and liabilities are included in the Company consolidated balance sheet. The VIEs do not have any non-controlling interest and accordingly, did not subtract any net income in calculating the net income attributable to Zhidali. Because of the contractual arrangements, Zhidali will have a pecuniary interest in Shandong Zhidali that requires consolidation of Shandong Zhidali’s financial statements with our financial statements.

Pursuant to Financial Accounting Standards Board accounting standards, Zhidali is required to include in its consolidated financial statements the financial statements of variable interest entities (“VIEs”). The accounting standards require a VIE to be consolidated by a company if that company is subject to a majority of the risk of loss for the VIE or is entitled to receive a majority of the VIE’s residual returns. VIEs are those entities which, through contractual arrangements, bear the risk of, and enjoy the rewards normally associated with ownership of the entity, and therefore are the primary beneficiary of the entity. Shandong Zhidali is considered a VIE, and Zhidali is the primary beneficiary. Zhidali will conduct its operations in China through its contractual agreements with Shandong Zhidali

Merger with Kurrant Food Enterprises, Inc.

On February 11, 2011, the Company entered into a Share Exchange Agreement by and among (i) Zhidali, (ii) Zhidali’s shareholder (Zhidali International Group Inc) (“Zhidali International”), and (iii) Kurrant Food Enterprises, Inc.. The transaction is accounted for as a reverse merger in which Zhidali is the accounting acquirer.

The acquisition is being accounted for as a “reverse merger,” and Zhidali is deemed to be the accounting acquirer in the reverse merger. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the acquisition will be those of Zhidali, and will be recorded at the historical cost basis of Zhidali, and the consolidated financial statements after completion of the acquisition will include the assets and liabilities of Zhidali, historical operations of Zhidali., and operations of Kurrant from the closing date of the acquisition. As a result of the issuance of the shares of common stock pursuant to the Exchange Agreement, a change in control of Kurrant, occurred as a result of the acquisition.

In connection with the closing of the Exchange Agreement, Mr. Yang, Zhi-Qiang, Kurrant’s majority shareholder, agreed to cancel his 10,175,000 shares of the common stock that he owned in Kurrant. Mr. Yang acquired a majority interest in Kurrant in January 2011 for the purpose of the reverse acquisition of Zhidali. Additionally, Christopher Bell, Kurrant’s sole officer and director resigned from its board of directors and all officer positions that he held in Kurrant. Accordingly, Kurrant appointed Mr. Yang, Zhi-Qiang as the Chairman of the Board and Chief Executive Officer.

Kurrant’s directors approved the Exchange Agreement and the transactions contemplated thereby. Simultaneously, the directors of Zhidali International also approved the Exchange Agreement and the transactions contemplated thereby.

Prior to the Exchange Agreement, Kurrant developed, owned, and operated a catering business in Colorado through its subsidiary corporation, Kurrant Cuisine Enterprises, Inc.  Kurrant was formed as a corporation pursuant to the laws of the State of Colorado on May 3, 2005.

As a result of the Exchange Agreement, Kurrant acquired 100% of the processing and production operations of Zhidali and its subsidiaries, the business and operations of which now constitutes its primary business and operations.   Specifically, as a result of the Exchange Agreement on February 11, 2011:


Kurrant acquired and now owns 100% of the issued and outstanding shares of capital stock of Zhidali, the British Virgin Islands holding company which controls Shandong Zhidali and its telecommunications business;

	Kurrant issued 47,358,127 shares of common stock to the Zhidali International shareholders; and
	Zhidali International were issued common stock of Kurrant constituting approximately 95% of the fully diluted outstanding shares.

As a result of Kurrant’s reverse acquisition of Zhidali, Kurrant has assumed the business and operations of Zhidali with its principal activities engaged in the broadcast service business as well as the production and sale of innovative digital and high-definition television set-top boxes in the city of Teng Zhou, Shandong Province of the People’s Republic of China.

Kurrant’s corporate structure after the reorganization is set forth below:

The Company evaluated events occurring between September 30, 2010 and February 11, 2011 when the consolidated financial statements were issued.